EXHIBIT 5.1

                                December 22, 2004

VIA FACSIMILE FOLLOWED BY U.S. MAIL

The Bluebook International Holding Company
21098 Bake Parkway, Suite 100
Lake Forest, CA 92630

         Re:       Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel for The Bluebook International Holding Company, a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended, of 6,133,333 shares of the Registrant's common stock, $0.0001 par value per share (the "Shares"), which are to be offered upon the terms and subject to the conditions set forth in the Engagement Letter, dated October 8, 2004, between the Registrant and Century Capital Management, Ltd., as amended by the Assignment of Engagement Letter, dated October 27, 2004, between Century Capital Management, Ltd. and Andrew Hromyk (the "Plan").

      In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Registrant, as amended, the Bylaws of the Registrant, as amended and restated, the Plan, the records of relevant corporate proceedings with respect to the offering of the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. We also have examined the Registrant's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to the Shares.

      We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

      Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

      The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the laws of the State of Delaware and the federal laws of the United States of America, to the extent applicable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                        Yours truly,


                                        REIN EVANS & SESTANOVICH LLP

DKS/EPL